Exhibit 99.1

BioSig Technologies, Inc. Announces $17.5 Million Common Stock Only Registered Direct Offering

Westport, CT, June 24, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”) today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale of 2,187,500 shares of the Company’s common stock, at a purchase price of $8.00 per share, in a registered direct offering. The closing of the offering is expected to occur on or about June 26, 2020, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from this offering are expected to be $17.5 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to support commercialization and for working capital and general corporate purposes.

The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, acted as the placement agent for this transaction.

The shares of common stock are being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333- 230448) previously filed with the Securities and Exchange Commission (the "SEC") on March 22, 2019, and declared effective by the SEC on March 29, 2019. The offering of the securities is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, by contacting The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, 805 Third Ave., 18th Floor, New York, NY, 10022, at (212) 826-9191, or at the SEC's website at http://www.sec.gov .

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements, which include, among others, statements relating to the registered direct offering, including as to the consummation of the offering described above, the expected proceeds from the offering, the intended use of proceeds and the timing of the closing of the offering. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133